SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

For registration of certain classes of securities pursuant to section 12(b) or (g) of the Securities Exchange Act of 1934

CARMAX, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	54-1821055
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4900 Cox Road, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [        ]

Securities Act registration statement file number to which this form relates: 333-85240

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.50 per share	New York Stock Exchange
Rights to purchase CarMax, Inc. Preferred Stock, Series A	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Information required in registration statement

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.50 per share, of the Registrant, and the associated Rights to purchase CarMax, Inc. Preferred Stock, Series A, which will trade together with the Common Stock until the occurrence of certain events, is set forth under “Description of CarMax, Inc. Capital Stock after the Separation” in Amendment No. 5 to CarMax, Inc.’s Registration Statement on Form S-4 (File No. 333-85240), filed with the Securities and Exchange Commission on August 5, 2002, and as may be further amended, which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description

1
Form of CarMax, Inc. Amended and Restated Articles of Incorporation, to be effective upon completion of the separation, filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4/A filed May 14, 2002 (File No. 333-85240), is incorporated herein by this reference.

2
Form of CarMax, Inc. Bylaws, to be effective upon completion of the separation, filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4/A filed May 14, 2002 (File No. 333-85240), is incorporated herein by this reference.

3
Rights Agreement, dated May 21, 2002, between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4/A filed June 6, 2002 (File No. 333-85240), is incorporated herein by this reference.

2

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 7, 2002

CARMAX, INC.

By:	/s/ KEITH D. BROWNING
Keith D. Browning Executive Vice President and Chief Financial Officer